                                                           EXHIBIT 10.20



The inserts herein are contained in a Rider attached hereto which is made a part hereof and incorporated herein. +

[Logo of M&T Bank}            TERM LOAN AGREEMENT
                          (Corporation or Partnership)

Buffalo, New York              September 30, 1996                 $ 3,000,000.00

BORROWER: CVC PRODUCTS. INC.

a |X| Delaware corporation |_| general partnership |_| limited partnership |_|_________________ having its chief executive office at 525 Lee Road, Rochester, NY 14606 Attention: Emilio 0. DiCataldo, Senior Vice President

BANK: MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation having its chief executive office at One M&T Plaza, Buffalo, New York 14240
Attention: Office of the General Counsel.

  The Bank and the Borrower agree as follows:

      1. THE LOAN.

      a. Loan. Subject to the terms of this Agreement, the Bank shall lend to the Borrower, and the Borrower shall borrow from the Bank, the principal sum of $ 3,000,000.00 (the "Loan"), with interest as specified in Borrower's promissory note to Bank of even date and any replacements, substitutions or amendments from time to time (the "Note"). See Insert No. 1.

      b. Repayment. Payment of principal, interest and all other amounts pursuant to this Agreement shall be made in lawful money of the United States in immediately available funds at the Bank's banking office at One M&T Plaza, Buffalo, New York, or at such other office as may be specified by the Bank.

      2. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower for itself and, unless expressly waived by the Bank, for each subsidiary, parent and other entity under common control with or at least 50% owned by the Borrower (a "Subsidiary"; collectively, the Borrower and each Subsidiary are the "Borrower") represents, warrants and covenants with the Bank that now and continuing throughout the term of this Agreement:

      a. Use of Proceeds. See Insert No. 2.

      b. Good Standing; Authority. The Borrower (i) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) is duly authorized to do business in each jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now and in the future.

      c. Compliance. The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws. All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the "Approvals") necessary for the conduct of Borrower's business and for the Loan have been duly obtained and are in full force and effect. The Borrower is in compliance with the Approvals, with its articles of incorporation and bylaws or other organizational documents and with each agreement to which it is a party or by which it or any of its assets is bound. See Insert No. 3.

      d. Legality. The execution, delivery and performance by the Borrower of this Agreement and all related documents (i) are in furtherance of the Borrower's purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower's certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower or result in a lien or encumbrance on any assets of the Borrower; and (iii) have been duly authorized by all necessary corporate or partnership actions.

      e. Fiscal Year. The fiscal year of the Borrower is the calendar year unless the following blank states otherwise: year ending September 30th.

      f. Accounting; Tax Returns and Payment of Claims. The Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached Schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon it or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the normal course of business.

      g. Title to Assets; Insurance. Borrower has good and marketable title to each of its assets free of security interests, mortgages or other liens or encumbrances, except as set forth on an attached Schedule titled "Permitted Liens" or pursuant to the Bank's prior written consent. Borrower will maintain its property in good repair and will on request provide the Bank with evidence of insurance coverage satisfactory to Bank, including without limitation fire and hazard, liability, workers' compensation and business interruption insurance and flood hazard insurance as required.

      h. Judgments and Litigation. There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator which involves the Borrower or its assets and might have a material adverse effect upon the Borrower or threaten the validity of this Agreement or any related document or action. Borrower will immediately notify Bank upon acquiring knowledge of any such action.

      i. Full Disclosure. Neither this Agreement nor any certificate, financial statement or other writing provided to the Bank by or on behalf of the Borrower contains any statement of fact that is incorrect or misleading in any material respect or omits to state any fact necessary to make any such statement not incorrect or misleading. The Borrower has not failed to disclose to the Bank any fact that might have a material adverse effect on the Borrower or on the Bank's decision to lend. See Insert No. 4.

      j. Financial and Other Information; Certificates of No Default. During the term of the Agreement, Borrower shall promptly deliver to Bank copies of all annual reports, proxy statements and similar information distributed to shareholders or partners and of all fillings with the Securities and Exchange Commission and the Pension Benefit Guaranty Corporation and shall provide, in form satisfactory to the Bank (i) within 45 days after the end of each of its first three fiscal quarters, consolidated statements of income cash flows for the quarter, for the corresponding quarter in the previous fiscal year and for the period from the end of the previous fiscal year, with a consolidated balance sheet as of the quarter end; (ii) within 20 days after the end of each fiscal year, consolidated statements of Borrower's income and cash flows and its consolidated balance sheet as of the end of such fiscal year, setting forth comparative figures for the preceding fiscal year and to be:

      |X|  audited              |_|  reviewed            |_|  compiled

by Price Waterhouse or another independent certified public accountant acceptable to the Bank; all such statements shall be certified by Borrower's chief financial officer or partner to be correct and in accordance with Borrower's records and to present fairly the results of Borrower's operations and cash flows and its financial position at year end in conformity with generally accepted accounting principles and (iii) with each statement of income, a certificate executed by the Borrower's chief executive and chief financial officers or managing partners (A) setting forth the computations required to establish the Borrower's compliance with each financial covenant during the statement period, (B) stating that the signers of the certificate have reviewed this Agreement and the operations and condition (financial or other) of Borrower and each of its Subsidiaries during the relevant period and
(C) stating that no Event of Default occurred during the period, or if an Event of Default did occur, describing its nature, the date(s) of its occurrence or period of existence and what action the Borrower has taken with respect thereto.

      k. Inspections. Promptly upon the Bank's request, Borrower will permit the Bank's officers, attorneys or other agents to inspect its premises, examine and copy its records and discuss its business, operations and financial or other condition with its responsible officers and independent accountants

The inserts herein are contained in a Rider attached hereto which is made a part hereof and incorporated herein.

      8. NOTICES. Written notices to the Borrower by the Bank may be delivered in person or in writing and shall be delivered three days after being deposited in the United States mail or transmitted to the Borrower at the last address of Borrower shown on the Bank's records. Notices to the Bank by the Borrower must be in writing, refer specifically to this Agreement and be delivered in person or by mail directed to the Bank at the address slated on page one. Notices shall be deemed delivered only when actually received by the officer of the Bank designated on page one.

      9. TERM; SURVIVAL. The repayment schedule for the Loan is set forth in the Note. The term of this Agreement shall continue until all amounts hereunder have been fully paid to the Bank's satisfaction. Borrower's obligation to pay the Bank's expenses shall survive the term of this Agreement. Each of Borrower's representations, warranties, covenants and agreements shall survive during the term of this Agreement and shall be presumed to have been relied upon by the Bank.

      10. MISCELLANEOUS. This Agreement with the Note and all collateral documents including without limitation security agreements and guarantees contains the entire agreement between the Bank and the Borrower with respect to the Loan, and supereedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank. No change in this Agreement shall be effective unless made in a writing duly executed by the Bank. This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflict of laws. This Agreement is a binding obligation enforceable against the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns. Each provision of this Agreement shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of the Agreement shall remain in effect. Section headings are for convenience only.

      11. CONSENT TO JURISDICTION. In any action or other legal proceeding relating to this Note, the Borrower (i) consents to the personal jurisdiction of any State or federal court located in the State of New York, (ii) waives objection to the laying of venue, (iii) waives personal service of process and subpoenas, (iv) consents to service of process and subpoenas by registered mail directed to the Borrower at the last address shown in the holder's records relating to this Agreement, with such service to be deemed completed five days after mailing, (v) waives any right to assert any counterclaim or setoff or any defense based upon a statute of limitations or upon a claim of laches, (vi) waives its right to attack a final judgment that is obtained as a direct or indirect result of any such action and (vii) consents to each such final judgment being sued upon in any court having jurisdiction.

      12. WAIVER OF JURY TRIAL. The Bank and the Borrower each waive any right to trial by jury in connection with this Agreement.

ACCEPTED:

      MANUFACTURERS AND TRADERS TRUST COMPANY

                                       CVC PRODUCTS, INC.

   By: /s/ William E. Holston             By: /s/ Emilio O. DiCataldo
       ----------------------                 -------------------------------
 Name: William Holston                  Name: Emilio O. DiCataldo
Title: Vice President
 Date: 9/30/96                         Title: Senior Vice President and Chief
                                              Financial Officer

                                       Date:
                                              -------------------------------
                                       TIN #
                                              -------------------------------
                                       Witness:
                                              -------------------------------
                                              (Signature)
                                              -------------------------------
                                              (Typed Name)

                                 ACKNOWLEDGMENT

STATE OF NEW YORK )
                   :SS.
COUNTY OF MONROE )

On the 30th day of September in the year 1996, before me personally came Emilio
O. DiCataldo

|_|   Partnership       to me known and known to me to be a general partner of
                        the partnership described in and who executed the above instrument and __he duly acknowledge to me that __he executed the above instrument for and on the behalf of said partnership.

|x|   Corporation       to me known, who being duly sworn, did dispose and say
                        that __he resides at_________________________
                        ________________________________________________ that
                        __he is the Senior VP and CFO of CVC Products, Inc. the corporation described in and which executed the above instrument; and that __he signed his (her) name thereto by order of the board of directors of said corporation.


                                                   /s/ Gordon E. Forth
                                                   ----------------------------
                                                         Notary Public

               GORDON E. FORTH
       Notary Public, State of New York
          Qualified in Monroe County
       Commission Expires June 6, 1996


Authorization Confirmed: /s/ [illegible]
                         ----------------------------

Schedule of Permitted Liens (for use with Section 2g of this Agreement)

See Attached.

Schedule of Additional Covenants (for use with Section 3 of this Agreement)

None.

Schedule Of Permitted Investments (for use with Section 3i of this Agreement)

See Attached.

Schedule of Permitted Indebtedness (for use with Section 3d of this Agreement)

See Attached.

Schedule of Permitted Loans (for use with Section 3j of this Agreement)

See Attached.

Schedule of Permitted Liens

      1. The liens or capital lease agreements pursuant to which the following financing statements were filed:

                                                             Monroe County
                                NYS Financing                Financing
     Secured Party              Statement No.                Statement No.
     -------------              -------------                -------------

(a)  LCA Holding Corp.          217806                       91-7173
(b)  Advanta Leasing Corp.      149980                       93-5747
(c)  Chemical Bank              421827                       88-8780
(d)  GE Capital                 152967                       91-5175
(e)  Chemical Bank              236575                       74-19113

      2. Landlord liens that are not superior to the Bank's security interests.

Schedule of Permitted Investments

      1. Corporate bonds in an aggregate amount of no more than $1,000,000.00 per issuance outstanding at any time issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investor Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group.

Schedule of Permitted Indebtedness

      1.    Debt to Bank

      2.    Debt secured by Permitted Liens

      3. Debt to Nikko Tecno no greater than the principal amount outstanding on the date hereof

      4. Debt to Former Shareholders no greater than the principal amount outstanding on the date hereof

Schedule of Permitted Loans

      1. Loans and advances to employees of Borrower in the ordinary course of Borrower's business as presently conducted in an aggregate principal amount not to exceed $250,000.00 at any time outstanding.

      2. Loans and advances to suppliers in the ordinary course of Borrower's business as presently conducted in an aggregate principal amount not to exceed $250,000.00 at any time outstanding.

      3. Pledges or deposits to secure obligations of Borrower under leases it enters into in the ordinary course of Borrower's business as presently conducted.

Schedule of Subsidiaries and Affiliates

      1.    Seagate Technology (Affiliate)

      2.    Nikko Tecno Co., Inc. (Affiliate)

      3.    CVC Holdings, Inc. (Affiliate)

Schedule of Benefit Plans

      1. Profit Sharing. Borrower offers a qualified 401(k) pension plan to all permanent employees (Contract No. 4-01135 instituted October 1, 1991). The plan trustee and investment manager is the Principal Investment/Financial Group - Pen. Adm. DC4, 711 High Street, Des Moines, Iowa 50392.

      2. Pension. Defined Benefit Plan for the period from October 1, 1973 through September 30, 1991. The plan was frozen on September 30, 1991.

            Group Annuity Contracts provided by Mass Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111. Empire Professional Services, 77 Sully's Trail, Pittsford, New York 14534 serves as actuary thereunder.

                          RIDER TO TERM LOAN AGREEMENT
                        DATED SEPTEMBER 30, 1996 BETWEEN
                               CVC PRODUCTS, INC.
                                       AND
                     MANUFACTURERS AND TRADERS TRUST COMPANY

      This Rider is made to a certain Term Loan Agreement, dated September 30, 1996, between CVC PRODUCTS, INC. ("Borrower") and MANUFACTURERS AND TRADERS TRUST COMPANY ("Bank"). This Rider is an integral part of the September 30, 1996 Term Loan Agreement. The September 30, 1996 Term Loan Agreement, together with this Rider, is collectively referred to as the "Agreement".

Page 1 Inserts

Insert No. 1

      a. Simultaneously with the execution and delivery hereof (the "Closing"), Borrower shall execute and unconditionally deliver to Bank a Term Note ("Note") in the form of Exhibit A attached hereto, with blanks completed to conform herewith and which will:

            (i)   Be dated the date hereof (the "Closing Date").

            (ii) Be payable to the order of Bank in the principal amount of $3,000,000.00.

            (iii) Except as otherwise provided therein, accrue interest payable at all times prior to an Event of Default, computed on the basis of a 360 day year for the actual number of days elapsed, at the variable rate of the Bank's prime rate plus 1/2% per annum.

            (iv) Be payable, unless sooner accelerated, in 60 consecutive equal monthly principal payments of $50,000.00 each, with the first principal payment due November 1, 1996 and subsequent principal payments of $50,000.00 due the first day of the next 58 months thereafter, followed by a final principal payment of $50,000.00 together with all other amounts due thereunder on October 1, 2001 ("Maturity Date"). Payments of accrued interest on the Note shall be due and payable on the same dates that principal payments are due thereunder and when the
                  Note is paid in full, provided, however, that an interest only payment shall be made on October 1, 1996.

            (V) Provide that the Borrower shall have the option of paying the principal sum outstanding thereunder to Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time without penalty or premium.

      Insert No. 2

      The Loan proceeds shall be used to repay all principal outstanding under Borrower's $3,000,000.00 Grid Note, dated August 20, 1996 (the "Existing Grid Note"), in favor of Bank. The balance of the Loan proceeds shall be retained by the Borrower for working capital purposes. Upon payment of such amounts under the Grid Note, Borrower shall execute and deliver to Bank a new Grid Note ("New Grid Note") which shall be in replacement of and substitution for and not in payment of the Existing Grid Note. The New Grid Note shall be in the form of Exhibit B attached hereto with blanks completed to conform herewith and which will:

            (i)   Be dated the date hereof (the "Closing Date");

            (ii) Be payable to the order of Bank in the principal amount of $2,500,000.00;

            (iii) Except as otherwise provided therein, accrue interest payable at all times prior to demand, computed on the basis of a 360 day year for the actual number of days elapsed, at the variable rate of the Bank's prime rate plus 1/2% per annum; and

            (iv)  Be payable on demand.

      Immediately prior to the making of the Loan, Borrower shall have provided Bank with a copy of the purchase orders and paid invoices for the capital assets and equipment that have been purchased or financed with the proceeds from the Existing Grid Note. Borrower represents and warrants to Bank that equipment and capital assets so purchased or built have an aggregate original cost of no less than $3,200,000.00.

Insert No. 3

      All hazardous substances at the Borrower's facilities are handled in compliance with environmental laws. All hazardous substances are disposed of in compliance with environmental laws.

      As used herein, the following definitions shall apply:

      "environment" means any water, including, but not limited to, surface water and ground water or water vapor; any land, including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

      "environmental laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes and rules relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of hazardous substances and the regulations, rules, ordinances, bylaws, policies, guidelines, procedures, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

      "hazardous substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901, et. seq.; Articles 15 and 27 of the New York State Environmental Conservation Law or any other federal, state, or local law, regulation, rule, ordinance, bylaw, policy, guideline, procedure, interpretation, decision, order, or directive, whether existing as of the date hereof, previously enforced or subsequently enacted.

      Insert No. 4

      Financial Statements. All financial statements furnished by the Borrower to the Bank (including, without limitation, the consolidated balance sheets as of September 30, 1994 and September 30, 1995 and the related consolidated statements of operations, shareholders' equity and cash flows for the 12 months then ended and the consolidated balance sheets as of December 31, 1995, March 31, 1996 and June 30, 1996 and the related consolidated statements of operations, shareholders' equity and cash flows for the three months then ended) are complete and correct, have been prepared in accordance with Generally Accepted Accounting Principles ("GAAP") consistently applied throughout the periods indicated, and fairly present the financial condition of the Borrower, as of the respective dates thereof and the results of the Borrower's operation and cash flows for the respective periods covered thereby (except with respect to interim financial statements in which case, said financial statements are subject to footnotes and year-end closing adjustments which will not result in a material change to any items set forth therein). Since June 30, 1996, there has been no material adverse change in the condition, financial or otherwise, of the Borrower.

      Subsidiaries and Affiliates. The Borrower is a wholly owned subsidiary of CVC Holdings, Inc. ("CVC Holdings") and neither Borrower nor CVC Holdings has any subsidiaries or affiliates except those listed in the attached "Schedule of Permitted Subsidiaries and Affiliates." CVC Holdings' sole asset is the capital stock of Borrower. Borrower is not a party to any material transaction with any affiliate other than transactions that are in the ordinary course of business and upon fair and reasonable terms not materially less favorable than such entity could obtain or could become entitled to in an arm's length transaction with an entity that is not an affiliate

      As used herein, the following definitions apply:

      "affiliates" means any entity which directly or indirectly, or through one or more intermediaries, controls or is controlled by or is under common control with Borrower or any subsidiary of Borrower.

      "control", "controlled by" or "under common control" means, but is not limited to, the beneficial ownership (as defined in Rule 1 3(d) promulgated by the Securities Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended) of 10% or more of the outstanding shares of the capital stock of any corporation having any voting power for the election of directors (whether or not at the same time stock of any other class or classes has or might have voting power by reason of the happening of any contingency) or 10% or more of any equity interest in any non-corporate entity, or any other interest through which the power to direct the management or policies of a person may be exercised.

      Capitalization. All of the outstanding shares and other equity interests of Borrower are duly authorized, validly issued, and fully paid. Except for the Borrower's right to repurchase stock held by its employees under certain circumstances and the Borrower's Series B preferred stock repurchase obligations under its Certificate of Incorporation, there is no existing contract, debenture, security, right, option, warrant, call or similar commitment of any character calling for or relating to the purchase, repurchase, redemption or retirement of Borrower's shares or other equity securities by the Borrower.

      Leases. The Borrower has undisturbed peaceable possession under all leases under which it is operating, none of which contain unusual or burdensome provisions that may materially affect the operations of the Borrower, and all such leases are in full force and effect.

      Existing Indebtedness. Except as disclosed in the attached "Schedule of Permitted Indebtedness", the Borrower has no outstanding indebtedness or contingent liabilities (including, without limitation, "off balance sheet" liabilities) other than those liabilities disclosed in the Borrower's balance sheet, dated as of June 30, 1996, and wages, salary, trade payables and operating leases incurred in the ordinary course of business, and is not the account party with respect to any letters of credit other than those issued by Bank.

Borrower and Nikko Tecno Co., Inc. ("Nikko") have agreed to extend the payment dates on the Borrower's long-term debt to Niko (the "Nikko Debt") as follows:
(i) the $200,000.00 payment due November 13, 1996 has been extended to November 13, 1997, (ii) the $1,000,000.00 payment due November 26, 1996 has been extended to November 26, 1997 and (iii) the $1,300,000.00 payment due November 26, 1996 has been extended to November 26, 1997. Borrower shall not, without Bank's prior written consent, modify the terms of any of its existing long-term debt or make any principal payments at any time for any reason (whether before or after maturity thereof) or unscheduled payments of interest on the Nikko Debt.

      ERISA Plans. The Borrower does not sponsor, maintain, contribute to or have any liability with respect to any retirement, pension, profit sharing or other plan that is subject to ERISA, except for the plans described in the attached "Schedule of Benefit Plans" (all such plans being referred to as "ERISA Plans"), true and complete copies of which have been provided to Bank. Neither the Borrower nor any ERISA affiliate has withdrawn from or terminated any retirement, pension, profit sharing or other plan subject to ERISA and neither of them are a member of or contribute to any multiemployer plan. No action, event, or transaction has occurred that could give rise to a lien, security interest or encumbrance on the assets of the Borrower as a result of the application of relevant provisions of ERISA, and the ERISA Plans are in material compliance with all requirements of ERISA and none of the ERISA Plans are underfunded.

      Margin Securities. No proceeds of the Loan have been or will be used for the purpose of purchasing or carrying Margin Securities as defined in Regulation U of the Federal Reserve Board.

      Patents, Trademarks and Authorizations. The Borrower owns or possesses all patents, trademarks, service marks, tradenames, copyrights, licenses, authorizations and all rights with respect to the foregoing, necessary to the conduct of its business as now conducted without any material conflict with the rights of others.

      Existing Bank Documents. The following agreements, instruments, notes and documents executed by the Borrower and/or CVC Holdings with or in favor of the Bank are all in full force and effect, valid and binding obligations of Borrower without offset or defense of any kind and Borrower is not in breach of default thereunder and no events or circumstances exist which with the giving of notice, lapse of time or both will result in a breach of or default thereunder:

            (i)   The Existing Grid Note;

            (ii) General Security Agreement, dated February 2, 1996, executed by Borrower in favor of Bank;

            (iii) Continuing Guaranty, dated February 2, 1996, executed by CVC
                  Holdings in favor of Bank;

            (iv) Letter of Credit Reimbursement Agreement, dated November 21, 1995, executed by CVC Holdings in favor of Bank;

            (v) General Security Agreement, dated February 2, 1996, executed by CVC Holdings in favor of Bank; and

            (vi) Landlord/Mortgagee Wavier, dated February 2, 1996, executed by CVC Holdings in favor of Bank.

      The agreements, notes, instruments and documents listed in (i) through
(vi) are referred to as the "Existing Bank Documents".

      Insert No. 5

      or a person or two or more persons acting in concert acquire record or beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) or increase their record or beneficial ownership of the Company's voting stock of any class, directly or indirectly, in the amount of twenty-five percent (25%).

      Insert No. 5A

      Current Ratio. Borrower shall not at any time have a Current Ratio of less than 1.35 to 1.0.

      Tangible Net Worth. Borrower shall not at any time have a Tangible Net Worth of less than $8,000,000.00 or as of the end of any fiscal year a Tangible Net Worth which is less than ninety-five percent (95%) of Borrower's Tangible Net Worth as of the end of the immediately preceding fiscal year.

      Total Liabilities to Tangible Net Worth. Borrower shall not at any time from the date hereof through and including September 30, 1997 have a ratio of Total Liabilities to Tangible Net Worth of more than 2.5 to 1.0 and as of October 1, 1997 and thereafter, Borrower shall not at any time have a ratio of Total Liabilities to Tangible Net Worth of more than 2.0 to 1.0.

      Cash Flow Ratio. Borrower shall not have a Cash Flow Ratio of less than
1.1 to 1.0 as of the end of any fiscal quarter.

      Backlog. Borrower shall not have at any time confirmed orders from customers with an aggregate net sales price of less than $14,000,000.00.

      Maximum Negative Net Income. Borrower shall not for any fiscal quarter have Net Income of less than a negative $100,000.00.

      As used herein the following definitions shall apply:

      "Capital Assets" means such items as are properly carried as fixed assets, plants and equipment on the balance sheet of the entity to which they relate in accordance with Generally Accepted Accounting Principles consistently applied and on a consolidated basis.

      "Current Assets" means, as of the date of determination, the assets treated as current assets in accordance with Generally Accepted Accounting Principles consistently applied and on a consolidated basis.

      "Capital Expenditures" means any expenditure to purchase Capital Assets (including capital leases), any expenditure which materially adds to the value of the entity's Capital Assets and/or appreciably prolongs the life of Capital Assets, in each case to the extent charged to a capital account in accordance with Generally Accepted Accounting Principles consistently applied and on a consolidated basis.

      "Current Liabilities" means, as of the date of determination, the liabilities treated as current liabilities in accordance with Generally Accepted Accounting Principles consistently applied and on a consolidated basis, including, without limitation, all liabilities and obligations payable on demand and with final maturities and sinking fund payments required to be made within one year after the date on which the determination is made, excluding the Nikko Debt as it exists on the date hereof.

      "Current Ratio" means, as of the date of determination, the ratio of Current Assets to Current Liabilities.

      "Cash Flow Ratio" means, as of the end of any fiscal quarter (a) the sum (without duplication) for the four fiscal quarters then ended ("Measurement Period") of (i) Net Income and (ii) depreciation and amortization (to the extent deducted in determining Net Income) for such period, divided by (b) the sum of
(i) current maturities of Borrower's long-term debt due during the 12 months immediately following the Measurement Period (excluding the Nikko Debt in the unpaid amount thereof on the date hereof), (ii) distributions, dividends and amounts paid or accrued for the repurchase of stock by the Borrower during the Measurement Period and (iii) Capital Expenditures made by Borrower during the Measurement Period which are not funded with loans made by Bank (other than under the New Grid Note or any replacement thereof) or with loans from a third party approved by Bank in writing.

      "GAAP" and "Generally Accepted Accounting Principles" shall mean those principles, methods and practices set forth in the Opinion and Pronouncements of the Accounting Principles Board and the Financial Accounting Standards Board of the American Institute of

Certified Public Accounts or which have other substantial support, all as in effect on the date hereof.

      "Net Income" means, for the relevant period, net income (determined in accordance with GAAP consistently applied and on a consolidated basis) after taxes, excluding in all cases: (a) income or net earnings attributable to extraordinary and unusual items or attributable to any entity or assets acquired through any method during the relevant period; and (b) income or net earnings attributable to an affiliate's operations. Notwithstanding the foregoing, business received by Borrower from Seagate Technology and Nikko shall not and is not intended to be excluded from the calculation of Net Income.

      "Tangible Net Worth" means, on the date of determination, the sum (determined in accordance with GAAP consistently applied and on a consolidated basis) of the capital stock, additional paid-in capital and retained earnings (or, in the case of an additional paid-in capital or retained earnings deficit, minus the amount of the deficit) minus (a) treasury stock and (b) all unamortized debt discount and expenses, unamortized research and development expense, unamortized deferred charges, goodwill, customer base, patents, trademarks, service marks, trade names, copyrights together with all items not previously mentioned and which are required to be classified as intangibles in accordance with GAAP.

      "Total Liabilities" means, at any date, without duplication, all obligations which, in accordance with GAAP consistently applied and on a consolidated basis, should be classified upon such Borrower's balance sheet as liabilities, including current liabilities (including, without limitation, the Nikko Debt) and long-term liabilities.

      Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles ("GAAP") as in effect from time to time, applied on a basis consistent with Borrower's consolidated financial statements as of and for the 12 month period ended September 30, 1996.

      Insert No. 6A

      i. Purchase, redeem, retire or otherwise acquire for value any of Borrower's capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, or for any of its subsidiaries do any of the foregoing or permit any of its subsidiaries or affiliates to purchase, redeem, retire or otherwise acquire for value any capital stock of the Borrower or the subsidiaries or any warrants, rights or option to acquire such capital stock, provided, however, that the Borrower may pay up to a maximum of $100,000.00 during any fiscal year to employees for stock of the Borrower under the terms of existing stock option plans or stockholders' agreements if no event of default has occurred hereunder and no event of default will occur hereunder as a result of such purchase.

      Insert No. 7

      which, either individually or together with all other debt of the Borrower or Guarantor for which payment has been demanded or accelerated, has unpaid principal of $100,000.00 or more

      Insert No. 7A

      or any note or other instrument executed in favor of or with Bank (including, without limitation, the Existing Bank Documents) or debt owed to Bank by Borrower or any Guarantor is not paid when due

      Insert No. 7B

      Notwithstanding paragraphs 4(f) and (g) above, it shall not be an event of default if the Borrower has any lien involuntarily entered against its assets dismissed or removed within thirty (30) days after being entered or if any judgement, order or award entered against Borrower is dismissed, vacated or bonded within forty-five (45) days after such entry, provided that in all such cases the creditor is stayed from taking any enforcement collection, execution, levy or foreclosure proceeding on such lien, judgement, order or award. In addition, it shall not be an event of default under subparagraph 4(e) above if Borrower has commenced against it any proceeding pursuant to the Bankruptcy Code dismissed within forty-five (45) days after petition therefor has been filed with the bankruptcy court.

      Automatically upon the commencement of Borrower's or Guarantor's bankruptcy if voluntary and upon lapse of forty-five (45) days without dismissal if involuntary, all amounts outstanding hereunder shall become immediately due and payable. Upon the occurrence of an event of default hereunder, at the Bank's option, all amounts hereunder shall become immediately due and payable.

      As used herein, references to amounts due under this Agreement or due hereunder shall include all amounts specifically referred to herein and all principal, interest and other amounts due under the Note and any ancillary agreements, instruments or other documents.

      IN WITNESS WHEREOF, Borrower and Bank have executed this Rider on September 30, 1996.

                                           CVC PRODUCTS, INC.


                                           By: /s/ Emilio O. DiCataldo
                                               ---------------------------------
                                               Emilio O. DiCataldo, Senior  Vice
                                               President and Chief Financial
                                               Officer

Accepted:

MANUFACTURERS AND TRADERS TRUST COMPANY


By: /s/ William Holston
    -----------------------------------
    William Holston, Vice President

STATE OF NEW YORK)
COUNTY OF MONROE ) ss:

      On this 30th day of September, 1996, before me personally came, EMILIO O. DiCATALDO, to me known, who, being by me duly sworn, did depose and say that he is the Senior Vice President and Chief Financial Officer of CVC PRODUCTS, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

               GORDON E. FORTH
       Notary Public, State of New York                /s/ Gordon E. Forth
          Qualified in Monroe County                   -------------------
       Commission Expires June 6, 1996                 Notary Public

STATE OF NEW YORK)
COUNTY OF MONROE ) ss:

On this 30th day of September, 1996, before me personally came WILLIAM HOLSTON to me known, who, being by me duly sworn, did depose and say that he is a Vice President of MANUFACTURERS AND TRADERS TRUST COMPANY, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority granted to him by the Board of Directors of said corporation.

               GORDON E. FORTH
       Notary Public, State of New York                /s/ Gordon E. Forth
          Qualified in Monroe County                   -------------------
       Commission Expires June 6, 1996                 Notary Public